UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 455-8300

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On January 12, 2010, Kohlberg Capital Corporation (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as its registered public accounting firm.  The Company took this action after discussions with the staff of the Securities and Exchange Commission (the “SEC”) regarding the provisions in the Investment Company Act of 1940, as amended, relating to the selection and termination of a business development company’s independent public accountants and the circumstances surrounding Deloitte and the Company, including the fact that on January 5, 2010, Deloitte informed the Company that, as a result of and in response to a communication from the Company on January 4, 2010, Deloitte had concluded that it was not currently independent with respect to the Company.  Both the Board of Directors of the Company and the Board’s Audit Committee approved the decision to dismiss Deloitte.

Deloitte’s report on the Company’s financial statements for the fiscal year ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in connection with its report on the consolidated financial statements of the Company for the fiscal year ended December 31, 2007.

Except as described below, Deloitte’s report on the Company’s financial statements for the fiscal year ended December 31, 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

On December 10, 2009, the Company and its management were advised by Deloitte that (i) the audit report issued by Deloitte accompanying the Company’s financial statements for the fiscal year ended December 31, 2008 in the Company’s Annual Report on Form 10-K for such fiscal year and (ii) Deloitte’s completed interim reviews of the Company’s financial statements for the interim periods ended March 31, 2009 and June 30, 2009 in the Company’s Quarterly Reports on Form 10-Q for those respective periods should no longer be relied upon because of disagreements with Deloitte with respect to the appropriateness of the methodology and procedures used by the Company under Accounting Standards Codification 820, formerly Statement of Financial Accounting Standards No. 157-Fair Value Measurements (“SFAS 157”), to value the Company’s investments as of the end of each of those periods.  These disagreements with Deloitte on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure related to the financial statements for each of the fiscal year ended December 31, 2008 and the interim periods ended March 31, 2009 and June 30, 2009.  Following an internal inspection process by Deloitte in November 2009, Deloitte requested additional information regarding the methodology and procedures used by the Company under SFAS 157 to value the Company’s investments as of December 31, 2008, March 31, 2009 and June 30, 2009.  The Company understands from Deloitte that Deloitte believes that its request for additional information beginning in November 2009 constituted a significant expansion of scope of its audit work relating to the Company’s previously issued financial statements for the fiscal year ended December 31, 2008.  These matters were not resolved to the satisfaction of Deloitte prior to its dismissal. There were no other disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in connection with its report on the consolidated financial statements of the Company for the fiscal year ended December 31, 2008.  While Deloitte did not inform the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist, Deloitte did advise the Company that Deloitte believes the matters giving rise to the disagreements described above might have resulted in a conclusion by Deloitte that a material weakness existed in the Company’s internal controls over valuation of its investments under SFAS 157.

The Company’s Audit Committee and Deloitte have discussed the matters described above.  The Company has authorized Deloitte to respond fully to the inquiries of the Company’s successor accountants, including with respect to the disagreements described above.

The Company is providing Deloitte with a copy of the foregoing disclosure and requesting that Deloitte promptly furnish it with a letter addressed to the SEC, stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree.  A copy of the letter from Deloitte, when received by the Company, will be filed as an exhibit to the current report on Form 8-K/A, amending this current report.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation
(Registrant)

January 19, 2010	/s/ Michael I. Wirth
(Date)	Michael I. Wirth Chief Financial Officer